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                                                                    EXHIBIT 99.1

                                                            CLASS A COMMON STOCK

                                 FORM OF PROXY

                    SEACOAST BANKING CORPORATION OF FLORIDA

                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints William R. Hahl and Bonny
L. Turner, or either of them, as proxies, each with full power of substitution, to vote the number of shares of Class A common stock of Seacoast Banking Corporation of Florida, a Florida corporation ("Seacoast") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Seacoast Shareholders to be held at the Indian River Plantation Beach Resort, Hutchinson Island, 555 N.E. Ocean Boulevard, Stuart, Florida, on May 30, 1997, at 3:00 P.M., local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Annual Meeting of Shareholders, both dated April 16, 1997, the receipt of which is acknowledged in the manner specified below.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 BELOW.

     1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement"), by and between Seacoast and Port St. Lucie National Bank Holding Corp., a Florida corporation ("PSHC"), pursuant to which PSHC will merge with and into Seacoast and Seacoast shall issue up to 900,000 shares of Seacoast Class A common stock.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     2. Election Of Directors   [ ] FOR all nominees for director listed below.
                                    (except as marked to the contrary below)

                                [ ] WITHHOLD AUTHORITY
                                    (to vote for all nominees listed)

Jeffrey C. Bruner                      Dennis S. Hudson, Jr.
John H. Crane                          Dennis S. Hudson, III
Evans Crary, Jr.                       John R. Santarsiero, Jr.
Dale M. Hudson                         Thomas H. Thurlow, Jr.

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

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     3. Amendments to the Articles of Incorporation.  To approve a proposed amendment to Article XI of Seacoast's Articles of Incorporation to clarify the voting requirements in connection with certain business combinations.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     4. Ratification of Appointment of Auditors. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1997.

            FOR  [ ]            AGAINST  [ ]            ABSTAIN  [ ]

     5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.
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     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEACOAST BANKING
CORPORATION OF FLORIDA, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.






SIGNATURE(S)                                          DATE
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     Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.